SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is entered into effective April 8, 2005, by and among MARTI D. LUNDY (the "Secured Party"), MICROHELIX, INC., an Oregon corporation (the "MHLX"), and MOORE ELECTRONICS, INC., an Oregon corporation ("MEI"). MEI is a wholly-owned subsidiary of MHLX. MEI and MHLX are referred individually and together in this Agreement, as the context requires, as "Debtor".

1. Definitions.

a. Capitalized Terms. Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement will have the following meanings ascribed to them:

"Collateral" means all property of Debtor, whether now or hereafter owned, existing, acquired, or arising and wherever now or hereafter located, including but not limited to:

i. all accounts and all goods whose sale, lease, or other disposition by Debtor has given rise to accounts and have been returned to, or repossessed, or stopped in transit by, Debtor;

ii. all chattel paper, instruments, documents, and general intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits, and rights to indemnification);

iii. all inventory;

iv. all goods (other than inventory), including without limitation, equipment, vehicles, and fixtures;

v. all investment property;

vi. all deposit accounts, bank accounts, deposits, and cash;

vii. all letter-of-credit rights; and

viii. all additions and accessions to, substitutions for, and replacements, products, and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing.

"Encumbrance" means any lien, mortgage, pledge, security interest, or other encumbrance.

"Event of Default" means any event specified in Section 6.a.

"Obligations" means all present and future obligations of any kind owed by MHLX to Secured Party arising out of:

i. The Promissory Note dated of even date herewith, in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) made by MHXL or in favor of Security Party (the "Note"); and

ii. This Agreement.

"Permitted Encumbrances" means:

i. Encumbrances in favor of those certain secured lenders set forth on Schedule 1 (the "Superior Encumbrances").

ii. Encumbrances in favor of Secured Party;

ii. Encumbrances arising by operation of law for taxes, assessments, or government charges not yet due;

iii. Statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and material men for services or materials arising in the ordinary course of Debtor's business for which payment is not yet due;

iv. Nonconsensual Encumbrances incurred or deposits made in the ordinary course of Debtor's business for workers' compensation and unemployment insurance and other types of social security;

v. Purchase money liens and statutory or common law Encumbrances to secure obligations to landlords, lessors or renters under leases or rental agreements that are not past due or in default; and

vi. Other immaterial Encumbrances arising in the ordinary course of Debtor's business and not incurred in connection with the borrowing of money.

b. UCC Terms. Unless the context clearly indicates otherwise, terms used in this Agreement that are defined in the Uniform Commercial Code in effect in the State of Oregon will have the meanings ascribed to them in the Uniform Commercial Code in effect in the State of Oregon. The term "instrument" will have the meaning ascribed to it in ORS Chapter 79 rather than ORS Chapter 73.

2. Security Interest.

a. Grant. As security for the full and prompt payment and performance of the Obligations, Debtor grants Secured Party a security interest in the Collateral.

b. Perfection.

i. Debtor authorizes Secured Party to file all financing statements that Secured Party deems reasonably necessary to perfect and continue Secured Party's security interest in the Collateral. Debtor authorizes Secured Party to indicate on each financing statement that the financing statement covers all assets or all personal property of Debtor.

ii. Upon Secured Party's request, Debtor will take any other actions that Secured Party deems reasonably necessary to perfect and continue Secured Party's security interest in the Collateral.

c. Termination. Upon Debtor's request after the full payment and performance of the Obligations, Secured Party will promptly take all actions reasonably necessary to terminate Secured Party's security interest in the Collateral.

3. Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party as follows:

a. Authority. Debtor has full power and authority to sign and deliver this Agreement and to perform all of Debtor's obligations under this Agreement.

b. Binding Obligation. This Agreement is the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

c. No Conflicts. The signing and delivery of this Agreement by Debtor and the performance by Debtor of all of Debtor's obligations under this Agreement will not:

i. Conflict with Debtor's Articles of Incorporation or Bylaws;

ii. Breach any agreement to which Debtor is a party or give any person the right to accelerate any obligation of Debtor;

iii. Violate any law, judgment, or order to which Debtor is subject; or

iv. Require the consent, authorization, or approval of any person, including but not limited to any governmental body.

d. Ownership. Debtor has good title to the Collateral, free from all Encumbrances except Permitted Encumbrances. Debtor has the right and power to grant a security interest in the Collateral to Secured Party, free from any restriction or condition; provided, that Secured Party acknowledges that its security interest in the Collateral is junior and subordinate to the security interest in the Collateral previously granted by Debtor to BFI Business Finance and to VenCore Solutions, LLC and that Secured Party's rights under this

Agreement are subject to the terms and conditions of those certain subordination agreements of dated on or about the date hereof among Secured Party, Borrower, BFI Business Finance and VenCore Solutions, LLC (the "Subordination Agreements") and those certain intercreditor agreements dated on or about the date hereof between Secured Party, VenCore Solutions, LLC and BFI Business Finance (the "Intercreditor Agreements"). Borrower acknowledges that Secured Party's subordination agreement with VenCore Solutions, LLC shall be limited to $200,000.

e. Name of Debtor. The exact full legal names of Debtor are microHelix, Inc. and Moore Electronics, Inc.

f. Location of Debtor. Debtor is a corporation duly organized and validly existing under the laws of the State of Oregon.

g. Location of Collateral. Schedule 3.g. contains a complete list of the locations where Debtor keeps the tangible Collateral (other than inventory in transit in the ordinary course of Debtor's business).

h. Books and Records. The books of account and records of Debtor:

i. Are complete and accurate in all material respects;

ii. Represent actual, bona fide transactions; and

iii. Have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal accounting controls.

i. Insurance. The insurance policies that provide coverage to Debtor provide adequate insurance coverage for the Collateral for all risks normally insured against by a person carrying on a similar business in a similar location, and for any other risks to which Debtor is normally exposed. Debtor will use commercially reasonable efforts promptly after the date of this Agreement to cause each insurance policy that covers any Collateral to name Secured Party as a loss payee and provide that the policy may not be amended or cancelled without thirty (30) days prior written notice to Secured Party. Upon Secured Party's request, Debtor will deliver a copy of each such policy to Secured Party.

4. Covenants of Debtor. Debtor covenants to Secured Party that Debtor will perform the following obligations and observe the following conditions until the Obligations are fully paid and performed:

a. Ownership. Debtor will keep the Collateral free from all Encumbrances except Permitted Encumbrances. Debtor will not permit any person to restrict or condition Debtor's right and power to transfer and assign the Collateral to Secured Party.

b. Name of Debtor. Debtor will not change Debtor's legal name without at least thirty (30) days prior written notice to Secured Party.

c. Location of Debtor. Debtor will maintain its existence as a corporation and will not change the state of its organization without at least thirty (30) days prior written notice to Secured Party.

d. No Disposition of Collateral. Debtor will not sell, lease, license, distribute, or otherwise dispose of any Collateral, except in connection with:

i. The disposition of inventory in the ordinary course of Debtor's business; and

ii. The replacement of equipment in the ordinary course of Debtor's business.

e. Condition of Collateral. Debtor will keep the tangible Collateral in good repair and operating condition, reasonable wear and tear excepted.

f. Personal Property. Debtor will not attach any Collateral to any real property in a manner that would cause the Collateral to become real property or a fixture.

g. Notification. Debtor will promptly notify Secured Party if any of the following occurs:

i. Any material change in the business of Debtor;

ii. Any material loss or damage with respect to any Collateral, whether or not the loss or damage is covered by insurance;

iii. Any material adverse change in the financial condition of Debtor; or

iv. An Event of Default.

h. Books and Records. Debtor will keep books of account and records that:

i. Are complete and accurate in all material respects;

ii. Represent actual, bona fide transactions; and

iii. Are maintained in accordance with sound business practices, including the maintenance of an adequate system of internal accounting controls.

i. Taxes. Debtor will file on a timely basis all tax returns and reports required to be filed by applicable laws. All of Debtor's filed tax returns will be complete and accurate in all material respects. Debtor will pay – or make provision for the payment of – all taxes that become due for all periods.

j. Insurance. Debtor will maintain adequate insurance coverage for the Collateral for all risks normally insured against by a person carrying on a similar business in

a similar location, and for any other risks to which Debtor is normally exposed. Each insurance policy that covers any Collateral will name Secured Party as a loss payee and will provide that it may not be amended or cancelled without thirty (30) days prior written notice to Secured Party. Upon Secured Party's request, Debtor will deliver a copy of each policy to Secured Party.

k. Organizational Documents. Debtor will not amend its Articles of Incorporation or Bylaws in any way that would or would reasonably be expected to adversely affect Secured Party's rights under this Agreement.

l. Dissolution. Debtor will not dissolve and will not wind up or liquidate its business and affairs.

m. Sales and Reorganizations. Debtor will not enter into any transaction involving the sale of substantially all of Debtor's assets or the reorganization, recapitalization, consolidation, conversion, or merger of Debtor.

5. Rights and Obligations Concerning Collateral.

a. Inspection.

i. Upon Secured Party's request, Debtor will:

(1) Permit Secured Party to inspect any Collateral in the possession of Debtor;

(2) Assist Secured Party in inspecting any Collateral in the possession of a person other than Debtor or Secured Party; and

(3) Permit Secured Party to inspect and copy Debtor's books of account and records related to the Collateral.

ii. Upon Debtor's request, Secured Party will permit Debtor to inspect any Collateral in the possession of Secured Party.

b. Verification. Upon ten (10) days notice by Secured Party to Debtor, Secured Party may contact appropriate third parties, including account debtors of Debtor, to verify the completeness and accuracy of any information provided by Debtor to Secured Party regarding the Collateral.

6. Defaults and Remedies.

a. Events of Default. Each of the following events is an Event of Default:

i. Debtor fails to make any payment Obligation within ten (10) days after written notice from Secured Party that it is due;

ii. Debtor fails to perform any non-payment Obligation within thirty (30) days after notice from Secured Party specifying the Event of Default or, if the Event of Default cannot be cured within such thirty (30) day period, Debtor fails to commence and pursue curative action with reasonable diligence;

iii. Any representation or warranty made by Debtor in this Agreement is found to have been untrue or misleading in any material respect as of the date of this Agreement;

iv. An Encumbrance other than a Permitted Encumbrance attaches to any Collateral and is not removed by Debtor within thirty (30) days;

v. Debtor voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Debtor decreeing its dissolution;

vi. Debtor fails to pay or admits in writing an inability to pay Debtor's debts as they become due, or makes a general assignment for the benefit of creditors;

vii. A proceeding with respect to Debtor is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Debtor or the Collateral is entered, and such proceeding or order continues or remains in effect for more than sixty (60) days; or

viii. An event of default occurs under any agreement evidencing, guaranteeing, or securing any Superior Encumbrance, as a result of which the debt underlying such Superior Encumbrance will have become due prior to its stated maturity.

b. Remedies. On and after an Event of Default, Secured Party may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently, but all of which remain subject to the terms and conditions of the Subordination Agreement, of the Intercreditor Agreement and of Debtor's offset rights under Section 18 of the Note:

i. The right to accelerate the due dates of the Obligations so that the Obligations are immediately due, payable, and performable in their entirety;

ii. The right to pay and perform any of the Obligations;

iii. Any remedy available to Secured Party under any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations;

iv. Any remedy available to Secured Party under the Uniform Commercial Code; and

v. Any other remedy available to Secured Party at law or in equity.

c. Additional Rights and Obligations. After an Event of Default:

i. Upon Secured Party's request, Debtor will assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties;

ii. Upon Secured Party's request, Debtor will otherwise assist Secured Party in exercising any remedy available to Secured Party under this Agreement;

iii. Secured Party may use Debtor's copyrights, patents, trade names, trademarks, trade secrets, and other similar property to prepare, process, and advertise the Collateral for sale, lease, license, or other disposition; and

iv. Secured Party will have no obligation to resort to any Collateral in any particular order or marshal any Collateral in favor of Debtor or any other person.

d. Application of Cash Proceeds. After an Event of Default, Secured Party will apply or pay over for application the cash proceeds of collection, enforcement, or disposition of Collateral in the following order to:

i. The reasonable expenses of collection, enforcement, retaking, holding, preparing for disposition, processing, disposing, and reasonable attorney's fees and legal expenses incurred by Secured Party;

ii. The satisfaction of the Obligations, in such order as Secured Party may determine, to the extent such order is not inconsistent with any agreement evidencing the payment or performance of the Obligations; and

iii. Other persons, including but not limited to Debtor, in accordance with the Uniform Commercial Code.

7. Waivers.

a. Waiver by Debtor. Debtor waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Secured Party may amend any agreement evidencing, guaranteeing, or securing any of the Obligations or extend or postpone the due dates of the Obligations without affecting Debtor's liability.

b. No Waiver by Secured Party. No waiver will be binding on Secured Party unless it is in writing and signed by Secured Party. Secured Party's waiver of a breach of a provision of this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision. Secured Party's failure to exercise any remedy under this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be considered a waiver by Secured Party of Secured Party's right to exercise the remedy.

8. General.

a. Time of Essence. Time is of the essence with respect to all dates and time periods in this Agreement.

b. No Assignment. Debtor may not assign or delegate any of Debtor's rights or obligations under this Agreement to any person without the prior written consent of Secured Party, which Secured Party may withhold in Secured Party's sole discretion.

c. Binding Effect. This Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

d. Amendment. This Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

e. Notices. All notices or other communications required or permitted by this Agreement:

i. Must be in writing;

ii. Must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and

iii. Are considered delivered:

(1) Upon actual receipt if delivered personally or by fax, email, or an overnight delivery service; and

(2) At the end of the second (2nd) business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

If to Secured Party:	Marti D. Lundy 8970 SW Leslie Street Tigard, OR 97223
with a copy to:	Farleigh Witt 121 SW Morrison Street, Suite 600 Portland, OR 97204 Attention: F. Scott Farleigh
If to Debtor:	microHelix, Inc. 16125 SW 72nd Avenue Portland, OR 97224 Attention: Tyram H. Pettit, President

with a copy to: Tonkon Torp LLP
1600 Pioneer Tower
888 SW 5th Avenue
Portland, OR 97204
Attention: Kurt W. Ruttum

f. Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

g. Further Assurances. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

h. Attachments. Any exhibits, schedules, and other attachments referenced in this Agreement are part of this Agreement.

i. Remedies. The parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

j. Governing Law; Disputes. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle of any jurisdiction. Any action or proceeding arising out of this Agreement will be resolved in accordance with Section 11.10 of the Merger Agreement (as defined in the Note).

k. Attorney's Fees. If any suit or action is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, incurred in connection with the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the court.

l. Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

m. Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SECURED PARTY:

Marti D. Lundy

DEBTOR:

MICROHELIX, INC., an Oregon corporation

By:____

Tyram H. Pettit, President and CEO

MOORE ELECTRONICS, INC., an Oregon corporation

By:____

Tyram H. Pettit, President and CEO

SCHEDULE 1

Superior Encumbrances

All Encumbrances granted to BFI Business Finance under that certain Amended and Restated Loan and Security Agreement dated on or about April 5, 2005, as such agreement may be amended from time to time.

All Encumbrances granted to VenCore Solutions, LLC under that certain sale/leaseback agreement dated on or about April 5, 2005, as such agreement may be amended from time to time.

SCHEDULE 3.g.

Location of Collateral

16125 SW 72nd Avenue
Portland, OR 97224

19500 SW 90th Court
Tualatin, OR 97062

032110\00008\616006 V003